Exhibit 99.1

Safe Harbor Financial Reports Financial Results for Third Quarter and Nine Months Ended September 30, 2024

—Net Income increased to $0.4 million in the third quarter of 2024

—Loan Interest Income increased 48% and 143.5% year-over-year for three and nine months ended September 30, 2024, respectively

—Operating Expenses decreased 13% versus Q3 2023 and by 66.4% for the nine-month period in 2024

GOLDEN, Colo., November 12, 2024 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today its financial results for the third quarter and nine months ended September 30, 2024.

Third Quarter 2024 Financial and Operational Summary

●	Net Income increased to approximately $0.4 million, compared to a net loss of approximately $0.7 million in the same period of 2023;

●	Revenue was approximately $3.5 million, compared to approximately $4.3 million for the third quarter of 2023;

●	Operating Expenses decreased to $3.3 million, compared to $3.8 million in the third quarter of 2023;

●	Loan Interest Income increased 48.0% from approximately $900,000 in the third quarter of 2023 to approximately $1.3 million in the third quarter of 2024;

●	Adjusted EBITDA(1) decreased 27.4% to approximately $0.76 million, compared to approximately $1.1 million for the third quarter of 2023(1).

Nine-month 2024 Financial & Operational Summary

●	Net Income increased to approximately $3.3 million, compared to a net loss of approximately $19.8 million in the first nine months of 2023;

●	Revenue was approximately $11.6 million, compared to approximately $13.1 million for the first nine months of 2023;

●	Operating Expenses decreased to approximately $10.8 million, compared to approximately $32.1 million in the first nine months of 2023;

●	Loan Interest Income increased 143.5% from approximately $1.9 million in the first nine months of 2023 to approximately $4.8 million in the first nine months of 2024;

●	Adjusted EBITDA(1) increased 22.1% to approximately $2.8 million, compared to approximately $2.3 million for the first nine months of 2023(1).

(1) Adjusted EBITDA is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“Throughout the third quarter of 2024, Safe Harbor Financial continued to make meaningful progress on our strategic priorities focused on innovation, operational excellence, and client service,” said Sundie Seefried, Chief Executive Officer of Safe Harbor Financial. “During the third quarter of 2024, we delivered strong loan interest income growth of 48% and improved net income by approximately 147%, year-over-year. We accomplished this while remaining intensely disciplined in expense management, resulting in a 13% decrease in operating expenses, compared to the same period last year.

“Subsequent to the quarter end, the Company originated an initial $1.07 million secured credit facility with a multi-state operator, representing the first tranche of a $5 million commitment, further solidifying our role as a trusted financial partner. Our recent executive team restructuring, contract extensions and ongoing expense management all underscore our commitment to long-term growth and shareholder value. While the current regulatory environment remains highly challenging for cannabis related business, we are confident that Safe Harbor is well-positioned to capitalize on the significant opportunities that lie ahead.”

Third Quarter 2024 Operational Highlights

●	On July 9, 2024, the Company announced it successfully exited a $3.1 million loan in default, collecting 100% of principal, as well as over $200,000 in accrued interest.

●	On July 25, 2024, Safe Harbor announced it was teaming up with BIPOCann to empower minority-owned cannabis businesses.

●	On September 4, 2024, the Company announced it had secured key executive team members with strategic contract extensions.

Subsequent Operational Highlights

●	On October 29, 2024, Safe Harbor announced it had originated a $1.07 million secured credit facility for a Missouri cannabis operator.

Third Quarter 2024 Financial Results

For the third quarter ended September 30, 2024, total revenue was $3.5 million, compared to $4.3 million in the prior year period. The decrease in revenue was due to a reduction in deposit, activity and onboarding income, which was primarily attributable to a decrease in the number of accounts related to the Abaca acquisition. In the three months ended September 30, 2024, PCCU accounted for $1,354,036 of the revenue generated from deposits, activities and client onboarding. Related to this revenue, the Company recognized $131,002 in account hosting expenses, in accordance with the PCCU CAA. In the three months ended September 30, 2023, PCCU contributed $1,287,669 to the revenue from similar sources, with account hosting expenses amounting to $54,729 as per the Loan Servicing Agreement provisions.

Operating expenses for the third quarter 2024 decreased to approximately $3.3 million, compared to approximately $3.8 million in the prior year period, which was comprised of the following:

●	Compensation and employee benefits decreased in the three months ended September 30, 2024, compared to the three months ended September 30, 2023, as a result of stock-based compensation and the decrease in the headcount.

●	Rent expenses decreased in the three months ended September 30, 2024, compared to the three months ended September 30, 2023, due to a reduction in the number of lease properties.

●	(Benefit)/ Provision for credit losses increased in the three months ended September 30, 2024, compared to the three months ended September 30, 2023, due to an increase in loan portfolio amount.

●	For the three months ended September 30, 2024, general and administrative expenses decreased across various categories including: i) approximately $177,069 in investment hosting fees due to a reduction in investment income, and (ii) approximately $128,014 in amortization and depreciation due to a reduction in the gross value of intangible assets from impairment recorded in 2023.

Third quarter 2024 net income was approximately $0.35 million, compared to a net loss of approximately $748,000 in the prior year period. The improvement in net income in the third quarter of 2024 was the result of lower expenses across the Company and a greater number of performing loans at better interest rates than the prior year period.

First Nine Months 2024 Financial Results

For the nine-months ended September 30, 2024, total revenue was $11.6 million, compared to approximately $13.1 million in the prior year period. The decrease in revenue for the first nine months of 2024 was due to a reduction in deposit activity and onboarding income and was primarily attributable to a decrease in the number of accounts related to the Abaca acquisition. In the nine months ended September 30, 2024, PCCU accounted for $3,778,633 of the revenue generated from deposits, activities and client onboarding. Related to this revenue, the Company recognized $356,369 in account hosting expenses, in accordance with the CAA. For the nine months ended September 30, 2023, PCCU contributed $4,051,353 to the revenue from similar sources, with account hosting expenses amounting to $170,987 as per the Loan Servicing Agreement provisions.

First nine-months of 2024 operating expenses decreased to $10.8 million, compared to $32.1 million in the prior year period, which was comprised of the following:

●	Compensation and employee benefits decreased in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023, as a result of stock-based compensation and also related to a reduction in force.

●	Rent expenses decreased in the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023, due to reduction in the number of lease properties.

●	(Benefit)/ Provision for credit losses increased in the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023, due to an increase in loan portfolio amount.

●	For the nine months ended September 30, 2024, general and administrative expenses decreased across various categories including: i) approximately $ 604,080 in investment hosting fees due to a reduction in investment income, and ii) approximately $535,179 in amortization and depreciation due to the reduction in the gross value of intangible assets from impairment recorded in 2023.

Net income for the first nine-months of 2024 was approximately $3.3 million, compared to a net loss of approximately $19.8 million in the prior year period. The driver of net income produced in the first nine months of 2024 was lower expenses across the Company and a greater number of performing loans at better interest rates than the prior year period.

As of September 30, 2024, the Company had cash and cash equivalents of $5.9 million, compared to $4.9 million at December 31, 2023.

For more information on the Company’s third quarter 2024 financial results, please refer to our Form 10-Q for the quarter ended September 30, 2024 filed with the U.S. Securities & Exchange Commission (the “SEC”) and accessible at www.sec.gov.

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,861,475	$4,888,769
Accounts receivable – trade	237,757	121,875
Accounts receivable – related party	966,643	2,095,320
Prepaid expenses – current portion	492,375	546,437
Accrued interest receivable	15,601	13,780
Forward purchase receivable	4,584,221	-
Short-term loans receivable, net	13,091	12,391
Other current assets	-	82,657
Total Current Assets	$12,171,163	$7,761,229
Long-term loans receivable, net	374,429	381,463
Property, plant and equipment, net	5,151	84,220
Operating lease right to use assets	742,609	859,861
Goodwill	6,058,000	6,058,000
Intangible assets, net	3,249,459	3,721,745
Deferred tax asset	43,802,927	43,829,019
Prepaid expenses – long term position	450,000	562,500
Forward purchase receivable	-	4,584,221
Security deposit	19,333	18,651
Total Assets	$66,873,071	$67,860,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$125,281	$217,392
Accounts payable-related party	106,593	577,315
Accrued expenses	788,052	1,008,987
Contract liabilities	47,565	21,922
Lease liabilities – current	159,408	132,546
Senior secured promissory note – current portion	3,105,906	3,006,991
Deferred consideration – current portion	2,984,533	2,889,792
Forward purchase derivative liability	7,309,580	-
Other current liabilities	64,686	41,639
Total Current Liabilities	$14,691,604	$7,896,584
Warrant liabilities	1,408,084	4,164,129
Deferred consideration – long term portion	388,000	810,000
Forward purchase derivative liability	-	7,309,580
Senior secured promissory note—long term portion	8,662,724	11,004,175
Net deferred indemnified loan origination fees	390,739	63,275
Lease liabilities – long term	753,800	875,447
Indemnity liability	1,225,660	1,382,408
Total Liabilities	$27,520,611	$33,505,598
Commitment and Contingencies (Note 13)
Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 1,101 shares issued and outstanding on September 30, 2024, and December 31, 2023, respectively	-	-
Class A common stock, $.0001 par value, 130,000,000 shares authorized, 55,673,327 and 54,563,372 issued and outstanding on September 30, 2024, and December 31, 2023, respectively	5,569	5,458
Additional paid in capital	108,437,941	105,919,674
Retained deficit	(69,091,050)	(71,569,821)
Total Stockholders’ Equity	$39,352,460	$34,355,311
Total Liabilities and Stockholders’ Equity	$66,873,071	$67,860,909

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023

Revenue	$3,482,630	$4,332,974	$11,570,964	$13,085,861

Operating Expenses
Compensation and employee benefits	$1,839,244	$2,069,910	$6,384,213	$8,269,761
General and administrative expenses	929,406	1,482,792	2,915,390	4,874,255
Impairment of goodwill	-	-	-	13,208,276
Impairment of finite-lived intangible assets	-	-	-	3,680,463
Professional services	463,452	361,804	1,428,129	1,431,785
Rent expense	66,170	87,951	199,805	246,694
Provision (benefit) for credit losses	7,449	(200,932)	(158,586)	377,614
Total operating expenses	$3,305,721	$3,801,525	$10,768,951	$32,088,848
Operating income/ (loss)	$176,909	$531,449	$802,013	$(19,002,987)
Other income /(expenses)
Change in the fair value of deferred consideration	(68,811)	(197,307)	327,259	(581,315)
Interest expense	(161,716)	(159,533)	(484,718)	(963,464)
Change in fair value of warrant liabilities	414,272	(860,735)	2,756,045	(417,798)
Total other income/ (expenses)	$183,745	$(1,217,575)	$2,598,586	$(1,962,577)
Net income/ (loss) before income tax	360,654	(686,126)	3,400,599	(20,965,564)
Income tax benefit/ (expense), net	(6,837)	(61,941)	(55,579)	1,199,483
Net income/ (loss)	$353,817	$(748,067)	$3,345,020	$(19,766,081)
Weighted average shares outstanding, basic	55,501,354	49,257,988	55,382,066	38,725,273
Basic net income/ (loss) per share	$0.01	$(0.02)	$0.06	$(0.51)
Weighted average shares outstanding, diluted	56,550,287	49,257,988	56,430,999	38,725,273
Diluted income / (loss) per share	$0.01	$(0.02)	$0.06	$(0.51)

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2024	111	-	55,431,001	$5,545	$107,900,303	$(69,444,867)	$38,460,981
Issuance of equity for marketing services	-	-	242,326	24	149,976	-	150,000
Restricted stock units (net of tax)	-	-	-	-	33,127	-	33,127
Stock compensation cost	-	-	-	-	354,535	-	354,535
Net income	-	-	-	-	-	353,817	353,817
Balance, September 30, 2024	111	-	55,673,327	$5,569	$108,437,941	$(69,091,050)	$39,352,460

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2023	4,221	$-	46,265,317	$4,627	$97,923,103	$(70,577,990)	$27,349,740
Conversion of PIPE shares	(410)	-	328,000	33	358,717	(358,750)	-
Stock option conversion	-	-	-	-	388,559	-	388,559
Restricted stock units	-	-	-	-	33,735	-	33,735
Net loss	-	-	-	-	-	(748,067)	(748,067)
Balance, September 30, 2023	3,811	$-	46,593,317	$4,660	$98,704,114	$(71,684,807)	$27,023,967

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	1,101	$-	54,563,372	$5,458	$105,919,674	$(71,569,821)	$34,355,311
Conversion of PIPE shares	(990)	-	792,000	79	866,170	(866,249)	-
Issuance of equity for marketing services	-	-	242,326	24	149,976	-	150,000
Restricted stock units (net of tax)	-	-	75,629	8	54,280	-	54,288
Stock compensation cost	-	-	-	-	1,447,841	-	1,447,841
Net Income	-	-	-	-	-	3,345,020	3,345,020
Balance, September 30, 2024	111	-	55,673,327	5,569	108,437,941	(69,091,050)	39,352,460

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$(39,695,281)	$5,113,125
Cumulative effect from adoption of CECL	-	-	-	-	-	(581,321)	(581,321)
Conversion of PIPE shares	(10,805)	(1)	10,394,200	1,039	11,641,086	(11,642,124)	-
Stock option conversion	-	-	-	-	1,707,763	-	1,707,763
Restricted stock units	-	-	1,266,228	127	1,243,446	-	1,243,573
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	900,500
Issuance of shares to PCCU (net of tax)	-	-	11,200,000	1,120	38,405,288	-	38,406,408
Net loss	-	-	-	-	-	(19,766,081)	(19,766,081)
Balance, September 30, 2023	3,811	$-	46,593,317	$4,660	$98,704,114	(71,684,807)	$27,023,967

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	$3,345,020	$(19,766,081)
Adjustments to reconcile net income/ (loss) to net cash provided by/ (used in) operating activities:
Depreciation and amortization expense	551,356	1,086,535
Marketing expense settled via equity	25,000	-
Stock compensation expense (net of RSU tax adjustment)	1,502,129	2,951,336
Amortization of net deferred indemnified loan origination fees	(75,135)	-
Interest expense	-	963,464
(Benefit)/ provision for credit losses	(158,586)	377,614
Lease expense	22,467	110,273
Impairment of goodwill	-	13,208,276
Impairment of finite-lived intangible assets	-	3,680,463
Deferred tax expense/(benefit), net	36,562	(1,199,483)
Change in the fair value of deferred consideration	(327,259)	581,315
Change in fair value of warrant	(2,756,045)	417,798
Changes in operating assets and liabilities:
Accounts receivable – trade	(115,882)	10,858
Accounts receivable – related party	1,128,677	78,079
Contract assets	-	19,055
Prepaid expenses	291,562	84,478
Accrued interest receivable	(1,824)	(83,017)
Deferred underwriting payable	-	(550,000)
Other current assets	82,657	150,817
Other current liabilities	12,574	61,621
Accounts payable	(92,114)	(1,874,633)
Accounts payable – related party	(470,722)	(43,105)
Accrued expenses	(220,930)	(552,395)
Contract liabilities	25,643	62,406
Net deferred indemnified loan origination fees	402,601	-
Security deposit	(682)	(706)
Net cash provided by (used in) operating activities	3,207,069	(225,032)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Purchase of property and equipment	-	(208,434)
Net repayment of loans	8,173	991,914
Net cash provided by investing activities	8,173	783,480
CASH FLOWS USED IN FINANCING ACTIVITIES:
Repayment of senior secured promissory note	(2,242,536)	-
Net cash used in financing activities	(2,242,536)	-

Net increase in cash and cash equivalents	972,706	558,449
Cash and cash equivalents – beginning of period	4,888,769	8,390,195
Cash and cash equivalents – end of period	$5,861,475	$8,948,644
Supplemental disclosure of cash flow information
Interest paid	$416,852	$-
Non-Cash transactions:
Marketing expense settled via common stock	$125,000	$-
Shares issued for the settlement of PCCU debt obligation	-	38,406,408
Cumulative effect from adoption of CECL	-	581,321
Interest payment on senior secured promissory note	-	260,007
Reversal of deferred underwriting cost	-	900,500

Reconciliation of Net income (loss) to non-GAAP EBITDA and Adjusted EBITDA

(Unaudited)

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes that EBITDA and Adjusted EBITDA present important metrics regarding the Company’s ongoing operating performance. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

A reconciliation of net income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss)/income	$353,817	$(748,067)	$3,345,020	$(19,766,081)
Interest expense	161,716	159,533	484,718	963,464
Depreciation and amortization	160,857	288,871	551,356	1,086,535
Taxes	6,837	61,941	55,579	(1,199,483)
EBITDA	$683,227	$(237,722)	$4,436,673	$(18,915,565)

Other adjustments –
(Benefit)/ Provision for credit losses	7,449	(200,932)	(158,586)	377,614
Change in the fair value of warrants	(414,272)	860,735	(2,756,045)	417,798
Change in the fair value of deferred consideration	68,811	197,307	(327,259)	581,315
Stock based compensation	387,662	422,294	1,551,923	2,951,336
Impairment of goodwill and finite-lived intangible assets	-	-	-	16,888,739
Loan origination fees and costs	31,408	11,431	78,581	12,178
Adjusted EBITDA	$764,285	$1,053,113	$2,825,287	$2,313,415

For the three and nine months ended September 30, 2024, our EBITDA income improved primarily as a result of decrease in General and Administrative expenses. This reduction was driven by lower investment hosting fees, decreased amortization and depreciation expenses, and reduced business insurance costs. Additionally, there were decreases in compensation, employee benefits, marketing expenses, and other insurance costs. These factors contributing to our financial performance are further discussed in the “Discussion of our Results of Operations” section below. Other adjustments include estimated future credit losses not yet realized, including amounts indemnified to PCCU for loans funded by them. The Company has entered into a Commercial Alliance Agreement with PCCU (referred to as “PCCU CAA”), pursuant to which the Company agreed to indemnify PCCU for claims associated with CRB activities including any loan default related losses for loans funded by PCCU. Deferred loan origination fees and costs represent the change in net deferred loan origination fees and costs. When included with a new loan origination, we receive an upfront loan origination fee in conjunction with new loans funded by our financial institution partners and incur costs associated with originating a specific loan. For accounting purposes, the cash received for loan origination fees and costs is initially deferred and recognized as interest income utilizing the interest method.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried, and Chief Financial Officer, Jim Dennedy, will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT on November 12, 2024, to discuss the Company’s financial results and provide investors with key business highlights.

For those interested in listening in to the conference call, please dial in and ask to join the Safe Harbor Financial call.

Date:	Tuesday, November 12, 2024
Time:	4:30 p.m. ET / 1:30 p.m. PT
Live webcast and replay:	https://edge.media-server.com/mmc/p/e4nodwhb
Participant Dial-In:	646-307-1963 or 800-715-9871 (Toll Free)
Passcode:	1606405

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $23 billion in deposit transactions for businesses with operations spanning over 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this press release may contain “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact Information

Safe Harbor Media

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Phil Carlson

safeharbor@kcsa.com